Exhibit 99.1

Investor Relations

Justin Chapman

Microtune, Inc.

972-673-1850

ir@microtune.com

MICROTUNE ANNOUNCES THIRD QUARTER 2010 FINANCIAL RESULTS

Company Achieves Sequential and Year-over-Year Revenue Growth

PLANO, TX, OCTOBER 28, 2010 – Microtune®, Inc. (NASDAQ: TUNE) today reported preliminary unaudited financial results for the third quarter ended September 30, 2010.

Net revenue for the third quarter of 2010 was $24.7 million, a 2% increase compared to net revenue of $24.3 million for the second quarter of 2010, and a 37% increase compared to net revenue of $18.0 million for the third quarter of 2009. For the third quarter of 2010, gross margin percentage was 50.4%.

On a U.S. generally accepted accounting principles (GAAP) basis, net loss was $16 thousand for the third quarter of 2010. Non-GAAP net loss was $0.1 million for the third quarter of 2010. GAAP and Non-GAAP net loss for the third quarter of 2010 included professional fees of $1.9 million related to the proposed acquisition of the Company by Zoran Corporation (NASDAQ: ZRAN). A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the tables attached to this press release.

FINANCIAL SUMMARY

•	Q3 2010 net revenue of $24.7 million was up 2% compared to the previous quarter and up 37% compared to Q3 2009;

•	Q3 2010 gross margin percentage was 50.4%;

•	Q3 2010 GAAP net loss was $16 thousand, compared to Q3 2009 GAAP net loss of $4.4 million;

•	Q3 2010 non-GAAP net loss was $0.1 million, compared to Q3 2009 non-GAAP net loss of $2.8 million;

•	At September 30, 2010, cash and investments were $81.6 million; and

•	Q3 2010 days sales outstanding (DSOs) were 41 days.

“During Q3 2010, we achieved $24.7 million in revenue, which was lower than guidance. This result was due largely to inventory corrections among key customers in the North American set-top box market and not to design-win losses to competitors,” said James A. Fontaine, President and CEO of Microtune. “However, revenue was up sequentially, margins for the quarter remained strong and our operational expenses were in line with our expectations when excluding professional fees for the proposed transaction with Zoran Corporation.”

“Consistent with our peers in the cable industry, we are witnessing weakening demand in Q4 2010 across our cable business. We are seeing softness in the overall cable modem market, as a whole, and a slower than anticipated uptake of DOCSIS® 3.0, yet we believe that we are maintaining our dominant DOCSIS 3.0 market share position. We also expect to have a weaker than expected quarter in our North American cable set-top box business, driven mostly by factors in the end-market. Given the fact that the proposed acquisition by Zoran Corporation is expected to close before the end of the year, we will not provide guidance for Q4 2010.”

BUSINESS HIGHLIGHTS

•

Microtune announced that it has shipped more than 7.5 million MT2170 wideband tuners for use in DOCSIS® 3.0-based devices, indicating the growth of the DOCSIS 3.0/EuroDOCSIS™ 3.0 cable market and re-affirming the Company’s market leadership position.

•

The Company announced that AVM, a leading broadband device manufacturer in Germany, is implementing Microtune’s DOCSIS 3.0 tuner chipset in its new FRITZ!Box 6360 Cable Modem. AVM’s 6360 cable modem enables ultra high-speed Internet access, digital Internet telephony and high-quality HD video streaming, all via cable connection.

•

Microtune introduced a new cable tuner family (MT2081, MT2082, MT2084), based on a highly integrated CMOS architecture, that provides a high-quality, low-cost radio frequency (RF) front-end for the worldwide cable set-top box market. The tuners are optimized for superior digital video quality and reliability across next-generation multi-tuner set-tops, including HD/DVR boxes, video hubs, digital cable gateways and home media servers.

•

In its booth at the SCTE’s Cable-Tec Expo®, Microtune demonstrated the very high RF performance of its MT208X tuners when integrated into a multi-tuner set-top box design. It also displayed cable consumer end-products, based on its technology that represented the leading edge in cable equipment designs, including those for DOCSIS 3.0 cable modems, EMTAs and HD/DVR set-top boxes.

NOTIFICATIONS

Included in this press release are Microtune’s unaudited Consolidated Balance Sheets as of September 30, 2010 and December 31, 2009, respectively; its unaudited Consolidated Statements of Operations for the three and nine months ended September 30, 2010 and 2009, respectively; its unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2010 and 2009, respectively; and certain unaudited Additional Financial Information. This financial information should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and in the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2010, expected to be filed on or about October 28, 2010.

Also included in this release are certain non-GAAP financial measures, including non-GAAP net income and loss; non-GAAP net income and loss per basic and diluted share; shares used in non-GAAP net income and loss per basic and diluted share calculations; non-GAAP research and development (R&D) expenses; and non-GAAP selling, general and administrative expenses (SG&A). These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Microtune’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Microtune has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Microtune believes the presentation of non-GAAP net income and loss; non-GAAP net income and loss per basic and diluted share; shares used in non-GAAP net income and loss per basic and diluted share calculations; non-GAAP R&D expenses; and non-GAAP SG&A expenses included in this release in conjunction with the corresponding GAAP financial measures provide meaningful information for investors, analysts and management in assessing Microtune’s business trends and financial performance. From a financial planning and analysis perspective, Microtune management analyzes its operating results with and without the impact of stock-based compensation expenses, amortization of intangible assets, restructuring costs and fees and expenses relating to the SEC litigation against former officers.

ABOUT MICROTUNE

Microtune, Inc. is a receiver solutions company that designs and markets advanced radio frequency (RF) and demodulator electronics for worldwide customers. Its products, targeted to the cable, digital television and automotive entertainment markets, are engineered to deliver high-performance and reliable video, voice and data signals across a diverse range of end products, from HDTVs, set-top boxes and cable modems to car radios. Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website: www.microtune.com or www.microtune.cn.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains certain forward-looking statements about Microtune, Inc. (“Microtune”) that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been and may be instituted against Microtune and others following announcement of the proposal or the merger agreement; (3) the inability to complete the merger due to the failure to obtain stockholder approval, (4) the inability to obtain necessary regulatory approvals required to complete the merger; (5) the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger or of any combination of Microtune and Zoran Corporation; (7) the timing of the initiation, progress or cancellation of significant contracts or arrangements, the mix and timing of services sold in a particular period; and (8) the possibility that Microtune may be adversely affected by other economic, business, and/or competitive factors. Except as required by law, Microtune is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.

These and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of and elsewhere in Microtune’s Annual Report on Form 10-K for the year ended December 31, 2009 and Microtune’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, each as filed with the Securities and Exchange Commission. Many of the factors that will determine the outcome of the subject matter of this document are beyond Microtune’s ability to control or predict.

Important Additional Information and Where to Find It.

On October 19, 2010, Microtune, Inc. (“Microtune”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with the proposed merger with Zoran Corporation, pursuant to which Microtune would be acquired by Zoran Corporation (the “Merger”). Investors and stockholders are urged to read the definitive proxy statement carefully, as well as any other relevant documents filed with the SEC when they become available, because they will contain important information about the Merger and the parties to the Merger. Before making any voting or investment decisions with respect to the proposed Merger or any of the other matters with respect to which Microtune’s stockholders will be asked to vote pursuant to the proxy statement, Microtune’s stockholders are urged to read the definitive proxy statement and other documents filed by Microtune when they become available. Investors and stockholders may obtain a free copy of the definitive proxy statement and other documents filed by Microtune at the SEC website at http://www.sec.gov. The definitive proxy statement and other documents also may be obtained for free at Microtune’s Internet website at www.microtune.com or from Microtune by contacting Investor Relations by telephone at 972-673-1850 or by mail at Microtune, Inc., 2201 10th Street, Plano, Texas, 75074, Attn: Investor Relations Department. In connection with the special meeting of Microtune stockholders to be held on November 19, 2010 to approve the adoption of the merger agreement, Microtune mailed copies of the definitive proxy statement to Microtune stockholders who are entitled to attend and vote at the special meeting.

Microtune and Zoran and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed participants in the solicitation of proxies from Microtune stockholders in connection with the proposed Merger. Information regarding Zoran's directors and officers is available in Zoran's proxy statement for its 2010 annual meeting of stockholders and Zoran's 2009 Annual Report on Form 10-K, which were filed with the SEC on April 29, 2010 and March 1, 2010, respectively. Information concerning the interests of Microtune’s participants in the solicitation, which may, in some cases, be different than those of Microtune stockholders generally, is set forth in Microtune’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 9, 2010 and available on Microtune's website at www.microtune.com and is also set forth in the definitive proxy statement relating to the proposed Merger, which was filed with the SEC on October 19, 2010.

EDITOR’S NOTE

Microtune is a registered trademark of Microtune, Inc. All other register marks are the property of their respective holders. Copyright © 2010 Microtune, Inc. All rights reserved.

Microtune, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2010	December 31, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$31,555	$32,291
Short-term investments	49,758	50,000
Accounts receivable, net	11,172	7,830
Inventories	8,583	7,387
Other current assets	5,004	4,906

Total current assets	106,072	102,414

Property and equipment, net	4,084	4,607
Long-term investments	242	—
Goodwill	5,564	5,564
Intangible assets, net	2,760	2,804
Other assets and deferred charges	469	782

Total assets	$119,191	$116,171

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,943	$6,572
Accrued compensation	2,563	3,171
Accrued expenses	3,621	2,601
Deferred revenue	34	29

Total current liabilities	13,161	12,373

Non-current liabilities	393	223
Commitments and contingencies

Stockholders’ equity	105,637	103,575

Total liabilities and stockholders’ equity	$119,191	$116,171

Microtune, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net revenue	$24,720	$17,997	$71,434	$53,464
Cost of revenue	12,257	8,466	34,761	27,038

Gross margin	12,463	9,531	36,673	26,426
Operating expenses:
Research and development	6,767	7,430	21,413	21,143
Selling, general and administrative	6,308	6,658	16,169	18,094
Restructuring costs	—	—	4	—

Total operating expenses	13,075	14,088	37,586	39,237

Loss from operations	(612)	(4,557)	(913)	(12,811)
Other income (expense):
Interest income	244	283	709	1,062
Foreign currency gains (losses), net	258	37	(84)	(101)
Other, net	31	(14)	32	33

Loss before income taxes	(79)	(4,251)	(256)	(11,817)
Income tax expense (benefit)	(63)	127	51	258

Net loss	$(16)	$(4,378)	$(307)	$(12,075)

Net loss per common share:
Basic	$(0.00)	$(0.08)	$(0.01)	$(0.23)

Diluted	$(0.00)	$(0.08)	$(0.01)	$(0.23)

Weighted-average common shares outstanding:
Basic	54,269	53,094	54,134	52,685

Diluted	54,269	53,094	54,134	52,685

Microtune, Inc.

STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2010	2009
Operating activities:
Net loss	$(307)	$(12,075)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation	1,232	1,355
Allowance for uncollectable debt	—	1
Amortization of intangibles	333	35
Stock-based compensation	2,199	3,710
Loss on sale of property and equipment	2	10
Foreign currency (gain) loss	(25)	127
Changes in operating assets and liabilities:
Accounts receivable, net	(3,349)	1,239
Inventories	(1,196)	5,808
Other assets	146	(17)
Accounts payable	372	1,849
Accrued expenses	1,322	(165)
Accrued compensation	(593)	(121)
Deferred revenue	5	(323)
Other liabilities	170	23

Net cash provided by operating activities	311	1,456

Investing activities:
Purchases of property and equipment	(857)	(479)
Acquisition of Auvitek International Ltd., net of cash required	—	(6,854)
Purchase of intellectual property	(289)	—
Proceeds from maturity of certificates of deposit	20,242	50,000
Purchase of certificates of deposit	(20,242)	(60,000)

Net cash used in investing activities	(1,146)	(17,333)

Financing activities:
Proceeds from issuance of common stock	361	541
Surrender of common stock by employees for payroll taxes	(191)	(33)

Net cash provided by financing activities	170	508
Effect of foreign currency exchange rate changes on cash	(71)	(17)

Net decrease in cash and cash equivalents	(736)	(15,386)
Cash and cash equivalents at beginning of period	32,291	46,097

Cash and cash equivalents at end of period	$31,555	$30,711

Non-cash investing activities:
Investment in enterprise software and equipment	$(56)	$(58)
Issuance of common stock to acquire Auvitek International Ltd.	—	(2,060)

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009

Net revenue	$24,720	$24,342	$22,372	$21,106	$17,997
Silicon	82%	83%	83%	81%	82%
Modules	18%	17%	17%	19%	18%

Net revenue by market
Cable	79%	79%	76%	75%	77%
Automotive	17%	17%	17%	19%	18%
Digital Television	4%	4%	7%	6%	5%
Other	0%	0%	0%	0%	0%

Net revenue by geography
Asia Pacific	57%	53%	55%	47%	62%
North America	19%	25%	26%	35%	20%
Europe	22%	19%	16%	15%	14%
Other	2%	3%	3%	3%	4%

Ten percent customers (net revenue)(1)(4)
Cisco	21%	28%	28%	33%	18%
Unihan(2)(3)	21%	11%	11%	*	18%
Panasonic	10%	12%	10%	12%	16%
Hitron	*	11%	*	*	*
Samsung	*	10%	12%	12%	12%

Net revenue from top 10 customers(4)	85%	87%	82%	86%	86%

As a percent of net revenue:
Gross margin	50.4%	51.4%	52.3%	57.1%	53.0%
Research and development	27.4%	28.8%	34.1%	34.8%	41.3%
Selling, general and administrative	25.5%	20.9%	21.3%	21.7%	37.0%

(1)	Data included only in instances where customers were 10% or greater of net revenue.
(2)	A wholly-owned subsidiary of Asustek Computer, Inc.
(3)	Primarily for the benefit of ARRIS Group, Inc.
(4)	Includes respective manufacturing subcontractors.
*	Less than 10% of our net revenue.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

BALANCE SHEETS

(in thousands, except inventory turns and days sales outstanding)

(unaudited)

	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009

Cash and cash equivalents	$31,555	$32,468	$28,526	$32,291	$30,711
Short-term investments	49,758	49,758	49,758	50,000	50,000
Long-term investments	242	242	242	—	—

Total cash and investments	$81,555	$82,468	$78,526	$82,291	$80,711

Finished goods	$4,482	$3,031	$3,803	$4,478	$3,052
Work-in-process	3,924	3,644	2,764	2,802	2,331
Raw materials	177	267	75	107	177

Total inventories	$8,583	$6,942	$6,642	$7,387	$5,560

Inventory turns (annualized)	5.7	6.8	6.4	4.9	6.1

Accounts receivable, net	$11,172	$11,504	$10,283	$7,830	$8,247

Days sales outstanding (DSO)	41	43	41	33	41

Common shares outstanding	54,284	54,262	54,002	53,876	53,429

Weighted-average common shares outstanding for the quarter ended
Basic	54,269	54,161	53,972	53,672	53,094
Diluted	54,269	54,900	53,972	53,672	53,094

Total employees	258	266	273	276	302

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STOCK-BASED COMPENSATION EXPENSE

(in thousands)

(unaudited)

	Three Months Ended
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009

Cost of revenue	$1	$8	$14	$9	$10

Research and development	(40)	567	761	490	557
Selling, general and administrative	(178)	633	433	598	657

Total stock-based compensation expense (benefit) included in operating expenses	(218)	1,200	1,194	1,088	1,214

Total stock-based compensation expense (benefit)	$(217)	$1,208	$1,208	$1,097	$1,224

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

CERTAIN EXPENSES RELATING TO

INVESTIGATION, RESTATEMENT AND LITIGATION

(in thousands)

(unaudited)

	Three Months Ended
	September 30, 2010 (2)	June 30, 2010 (3)	March 31, 2010 (4)	December 31, 2009 (5)	September 30, 2009 (6)

Selling, general and administrative expenses(1)	$46	$97	$(137)	$(435)	$274

(1)	These amounts represent professional fees that are not expected to be reimbursed under our directors’ and officers’ liability insurance policy. Amounts expected to be reimbursed under our directors’ and officers’ liability insurance policy have been excluded from these amounts.
(2)	Amounts reimbursed under our directors’ and officers’ liability insurance policy were $4.5 million in the third quarter of 2010.
(3)	Amounts reimbursed under our directors’ and officers’ liability insurance policy were $3.9 million in the second quarter of 2010.
(4)	Amounts reimbursed under our directors’ and officers’ liability insurance policy were $0.6 million in the first quarter of 2010. Amounts in the first quarter of 2010 reflect a benefit of $0.3 million from a settlement of professional fees that were expensed in prior periods.
(5)	Amounts reimbursed under our directors’ and officers’ liability insurance policy were $3.0 million in the fourth quarter of 2009. Amounts in the fourth quarter of 2009 are net of $0.5 million in professional fees reimbursed by our directors’ and officers’ liability insurance that were previously determined to be excluded from coverage and expensed in prior periods.
(6)	No amounts were reimbursed under our directors’ and officers’ liability insurance policy in the third quarter of 2009.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF GAAP TO NON-GAAP COST OF SALES

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
GAAP cost of sales	$12,257	$8,466	$34,761	$27,038
Amortization of intangibles	122	35	249	35
Stock-based compensation expense	1	10	23	29

Non-GAAP cost of sales	$12,134	$8,421	$34,489	$26,974

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF GAAP TO NON-GAAP OPERATING EXPENSES

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
GAAP research and development expense	$6,767	$7,430	$21,413	$21,143
Stock-based compensation expense (benefit)	(40)	557	1,288	1,686

Non-GAAP research and development expense	$6,807	$6,873	$20,125	$19,457

GAAP selling, general and administration expense	$6,308	$6,658	$16,169	$18,094
Stock-based compensation expense (benefit)	(178)	657	888	1,995
Expense relating to SEC investigation and litigation	46	274	6	1,315

Non-GAAP selling, general and administration expense	$6,440	$5,727	$15,275	$14,784

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
GAAP net loss	$(16)	$(4,378)	$(307)	$(12,075)
Amortization of intangibles	122	35	249	35
Stock-based compensation expense (benefit)	(217)	1,224	2,199	3,710
Restructuring expense	—	—	4	—
Expense relating to SEC investigation and litigation	46	274	6	1,315

Non-GAAP net income (loss)	$(65)	$(2,845)	$2,151	$(7,015)

Basic net income (loss) per share:
GAAP	$(0.00)	$(0.08)	$(0.01)	$(0.23)

Non-GAAP	$(0.00)	$(0.05)	$0.04	$(0.13)

Diluted net income (loss) per share:
GAAP	$(0.00)	$(0.08)	$(0.01)	$(0.23)

Non-GAAP	$(0.00)	$(0.05)	$0.04	$(0.13)

Weighted-average common shares outstanding used in basic net income (loss) per share calculation:
GAAP	54,269	53,094	54,134	52,685
Non-GAAP	54,269	53,094	54,134	52,685

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation:
GAAP	54,269	53,094	54,134	52,685
Non-GAAP	54,269	53,094	56,296	52,685

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF SHARES USED IN THE CALCULATION

OF GAAP TO NON-GAAP

CONSOLIDATED NET INCOME (LOSS) PER SHARE

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Weighted-average common shares outstanding used in basic net income (loss) per share calculation – GAAP and Non-GAAP	54,269	53,094	54,134	52,685

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation – GAAP	54,269	53,094	54,134	52,685
Incremental common equivalent shares	—	—	2,162	—

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation – Non-GAAP	54,269	53,094	56,296	52,685